UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

WIGI4YOU, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-1650739	82-1063313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive Suite 530

Las Vegas, Nevada 89135

(Address of principal executive offices, including zip code)

(702) 360-0652

(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]         Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 14, 2017, Elaine Wan Yin Ling was appointed as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and member of our Board of Directors of our company. On June 14, 2017, Omri Revivo resigned as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and member of our Board of Directors. of our company.

Elaine Wan, 49 years old, graduated from the University Of Management & Technology in Arlington, Virginia in 2010. Ms. Wan currently has been the Director of Full Yick International Limited located in Hong Kong since May of 2017. Prior to her position she was Director at On Chi Ceramic Technology Limited in Hong Kong since 2014 and continues to serve as a Director. She is also director of Jiayu Insurance Finance Limited in Hong Kong since 2016 and Director of Shine Spread Limited in Hong Kong since 2007.

Ms, Wan has extensive experience in managing and consulting and will be great asset to our company.

During the past ten years, Ms. Wan has not been the subject of the following events:

1.   A petition under the Federal  bankruptcy  laws or any state  insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the  business or property of such  person,  or any partnership in which he was a general partner at or within two years before the time of such filing,  or any  corporation  or business  association  of which he was an executive officer at or within two years before the time of such filing;

2.   Convicted  in a  criminal  proceeding  or is a named  subject  of a pending criminal   proceeding (excluding traffic violations and other minor offenses);

3.   The subject of any order,  judgment, or decree, not subsequently  reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise  limiting,  the following activities; associated person of any of the foregoing, or as an investment adviser,  underwriter,  broker or dealer in securities, or as an affiliated person,  director or employee of any investment company,  bank, savings and loan  association  or insurance  company,  or engaging in or continuing any conduct or practice in connection with such activity;

     i)   Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or

     ii)  Engaging in any type of business practice; or

     iii) Engaging in any  activity in  connection  with the purchase or sale of any  security or  commodity  or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.   The subject of any order,  judgment or decree,  not subsequently  reversed, suspended or vacated, of any Federal or State authority barring, suspending or  otherwise  limiting  for more than 60 days the right of such  person to engage  in any activity described in paragraph 3.i in  the preceding paragraph or to be associated with persons engaged in any such activity;

5.   Was found by a court of competent  jurisdiction in a civil action or by the Commission  to have violated any Federal or State  securities  law, and the judgment  in such civil  action or finding by the  Commission  has not been subsequently reversed, suspended, or vacated;

6.   Was found by a court of competent  jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.   Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

     i)   Any Federal or State securities or commodities law or regulation; or

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     ii)  Any law or regulation respecting financial institutions or insurance companies including, but not limited to,

a  temporary  or  permanent injunction, order of disgorgement or restitution,  civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

     iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.   Was the subject of, or a party to, any sanction or order,  not subsequently reversed,  suspended or vacated,  of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization  that has  disciplinary  authority over its members or persons associated with a member.

Family Relationships

There are no family relationships among our directors or executive officers.

Director Qualifications

The following specific experience, qualifications, attributes, or skills of Ms. Wan led the Company to the conclusion that she should serve as a director in light of our business and structure:

Ms. Wan is qualified to be Company director because she has managed several businesses successfully and thus brings management, organizational, operational and administrative experience to our Board.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Kore Resources Inc

By:	/s/ Elaine Wan Yin Ling
Title:	Chief Executive Officer

Dated: June 14, 2017

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